FIREPOND, INC.

CERTIFICATE OF CHIEF FINANCIAL OFFICER

JANUARY 5, 2009

The undersigned does hereby certify that he is Vice President, Chief Financial Officer of Firepond, Inc., a Delaware corporation (the “Company”), and his capacity as Vice President, Chief Financial Officer of the Company is authorized to execute and deliver this Certificate by and on behalf of the Company, and hereby further certifies as follows:

1.           This Certificate is furnished pursuant Section 14(k) to the Amended and Restated Senior Secured Convertible Notes (the “Exchanged CAP Notes”), dated as of April 24, 2008, by the Company in favor of the Holders (as defined therein) and Section 10(k) to the Amended and Restated Senior Secured Subordinated Notes (the “Exchanged Bridge Notes”), dated as of April 24, 2008, by the Company in favor of the Holders (as defined therein).

2.           The Company has failed to achieve the minimum Consolidated EBITDA for the fiscal quarter period ended December 31, 2008 as set forth in Schedule I to both the Exchanged Cap Notes and the Exchanged Bridge Notes.

3.           As such, an Event of Default has occurred pursuant to Section 4(a)(xi) of the Exchanged CAP Notes.

4.           As such, an Event of Default has occurred pursuant to Section 3(a)(x) of the Exchanged Bridge Notes.

IN WITNESS WHEREOF, I have hereunto signed my name this 5th day of January 2009.

By:	/s/ William P. Stelt
Name:	William P. Stelt
Title:	Vice President, Chief Financial Officer
Firepond, Inc.